Exhibit 99.1

Cirrus Logic Reports Fiscal Q1 2009 Financial Results

Reports 7% Revenue Growth Year Over Year

AUSTIN, Texas--(BUSINESS WIRE)--Cirrus Logic Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today announced financial results for the first quarter of fiscal year 2009, which ended June 28, 2008.

The company reported first quarter fiscal year 2009 revenue of $44.0 million, compared with $41.1 million during the first quarter of fiscal year 2008 and $44.8 million in the previous quarter. Gross margin for the quarter was 56 percent compared with 59 percent for the first quarter of fiscal year 2008 and 55 percent in the previous quarter. These first quarter results included approximately $700,000 of revenue and approximately $200,000 in costs of sales associated primarily with the shipment of end of life products from Caretta Integrated Circuits.

Total GAAP operating expenses for the quarter were $23.6 million, which included stock-based compensation, acquisition-related amortization of intangibles, and vacated facility-related charges of approximately $2.1 million. Cirrus Logic reported first quarter GAAP net income of $2.1 million, or $0.03 per share based on 67.2 million average diluted shares outstanding. Excluding the items noted above, non-GAAP net income was $3.7 million, or $0.06 earnings per share.

Total cash and marketable securities at the end of the first fiscal quarter was $103 million, compared with $187 million at the end of the prior fiscal quarter. As previously announced, during the first quarter the company completed its $150 million share repurchase program.

Outlook for Second Quarter FY 2009 (ending September 27, 2008):

  Revenue is expected to range between $50 million and $54 million;
  Gross margin is expected to be between 53 percent and 55 percent; and
  Combined R&D and SG&A expenses are expected to range between $23 million and $25 million, which include approximately $2.0 million in share-based compensation and amortization of acquisition-related intangibles expenses.

“We’re pleased with our financial performance in Q1, especially in light of current challenging market conditions. Revenues were up year over year and we continue to drive operating expenses down,” said Jason Rhode, president and chief executive officer. “Our guidance for the September quarter reflects our expectation for meaningful revenue growth in the second half of this calendar year, driven by strong demand for our portable audio products.”

Conference Call

Cirrus Logic management will hold a conference call to discuss the company’s results for the first quarter of fiscal year 2009, on July 23, 2008, at 5:00 p.m. EDT. Those wishing to join should call 303-205-0066 (passcode: Cirrus Logic) at approximately 4:50 p.m. EDT. A replay of the conference call will also be available beginning one hour after the completion of the call, until July 30, 2008. To access the recording, call 303-590-3000 (passcode: 11117098#). A live and an archived webcast of the conference call will also be available via the investor section of company’s Web site at www.cirrus.com.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of consumer and industrial markets. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for consumer and commercial audio, automotive entertainment, and industrial and aerospace applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP net earnings, and non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our projections for revenue growth and market share gains, and estimates of second quarter fiscal year 2009 revenue, gross margin, combined research and development and selling, general and administrative expense levels, and share-based compensation expense. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” and “intend,” variations of these types of words and similar expressions are intended to identify these forward-looking statements. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: overall economic pressures and general market and economic conditions; overall conditions in the semiconductor market; our ability to introduce new products on a timely basis and to deliver products that perform as anticipated; risks associated with international sales and international operations; the level of orders and shipments during the second quarter of fiscal year 2009, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; pricing pressures; hardware or software deficiencies; our dependence on subcontractors for assembly, manufacturing, packaging and testing functions; our ability to make continued sufficient investments in research and development; foreign currency fluctuations; the retention of key employees; expenses associated with on-going litigation related to the Company’s stock option program; and the risk factors listed in our Form 10-K for the year ended March 29, 2008, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Quarter Ended

	Jun. 28,	Mar. 29,	Jun. 30,
	2008	2008	2007

Net revenue	$44,011	$44,822	$41,124
Cost of sales	19,360	20,115	16,759
Gross Margin	24,651	24,707	24,365
Gross Margin Percentage	56.0%	55.1%	59.2%

Operating expenses:
Research and development	11,605	12,326	10,913
Selling, general and administrative	12,003	13,304	12,981
Restructuring and other costs	-	12,095	-
Total operating expenses	23,608	37,725	23,894

Income (loss) from operations	1,043	(13,018)	471

Interest income, net	936	2,411	3,507
Other income (expense), net	195	(73)	26
Income (loss) before income taxes	2,174	(10,680)	4,004
Provision for income taxes	36	3,005	15
Net income (loss)	$2,138	$(13,685)	$3,989

Basic income (loss) per share:	$0.03	$(0.16)	$0.05
Diluted income (loss) per share:	$0.03	$(0.16)	$0.04

Basic weighted average common shares outstanding	66,622	85,310	88,490
Diluted weighted average common shares outstanding	67,213	85,310	89,669

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Jun. 28,	Mar. 29,	Jun. 30,
	2008	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$41,405	$56,614	$97,566
Restricted investments	5,755	5,755	5,755
Marketable securities	55,747	125,129	174,242
Accounts receivable, net	21,554	22,652	19,428
Inventories	24,006	22,464	17,512
Other current assets	8,973	10,041	14,138
Total Current Assets	157,440	242,655	328,641

Property and equipment, net	20,332	20,961	10,508
Intangibles, net	25,212	26,044	11,246
Goodwill	6,194	6,194	6,461
Investment in Magnum Semiconductor	-	-	3,657
Other assets	2,393	2,452	1,900
Total Assets	$211,571	$298,306	$362,413

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$15,235	$16,164	$11,643
Accrued salaries and benefits	6,159	7,085	6,565
Other accrued liabilities	8,686	18,081	9,890
Deferred income on shipments to distributors	5,809	6,584	5,362
Income taxes payable	84	76	6
Total Current Liabilities	35,973	47,990	33,466

Long-term restructuring accrual	1,554	1,818	2,995
Other long-term obligations	7,321	7,563	9,664

Stockholders' equity:
Capital stock	940,702	937,716	932,689
Accumulated deficit	(773,288)	(696,557)	(615,616)
Accumulated other comprehensive loss	(691)	(224)	(785)
Total Stockholders' Equity	166,723	240,935	316,288
Total Liabilities and Stockholders' Equity	$211,571	$298,306	$362,413

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

We use these Non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

Quarter Ended

Jun. 28,
2008
Net Income Reconciliation
GAAP net income	$2,138
Non-GAAP adjustments:
Adjust:
Stock compensation expense	1,538
Amortization of acquisition intangibles	364
Facility and other related adjustments	261
Net revenue impact related to Caretta	(692)
Costs of sales associated with Caretta during the quarter	132

Non-GAAP net income	$3,741

EPS Reconciliation
GAAP diluted earnings per share	$0.03
Non-GAAP adjustments:
Effect of stock compensation expense	0.03
Effect of amortization of acquisition intangibles	0.01
Effect of facility and other related adjustments	-
Effect of revenue impact related to Caretta	(0.01)
Effect of cost of sales related to Caretta	-

Non-GAAP diluted earnings per share	$0.06

Operating Expense Reconciliation
GAAP Operating Expenses	$23,608
Non-GAAP adjustments:
Less:
Stock compensation expense	1,473
Amortization of acquisition intangibles	364
Facility adjustments on subleases	261

Non-GAAP Operating Expenses	$21,510

CONTACT:
Cirrus Logic, Inc., Austin
Investor Contact:
Thurman K. Case, 512-851-4125
Chief Financial Officer
InvestorRelations@cirrus.com